SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8-K/A


        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


                      October 31, 1996
________________________________________________
       Date of Report (Date of earliest event reported)



               CONTROLLED ENVIRONMENT AQUACULTURE
                        TECHNOLOGY, INC.
________________________________________________
     (Exact name of registrant as specified in its charter)



Colorado                  0-25868              84-1293167
________________________________________________
(State or other       (Commission          (I.R.S.Employer
jurisdiction           File Number)          Identification No.)
of incorporation)


4750 Table Mesa Drive, Boulder, CO 80303
________________________________________________
Address of principal executive office        (Zip Code)


(303) 494-3000
________________________________________________
Registrant's telephone number, including area code

Item 7.       Financial Statements and Exhibits

       The following Financial Statements and Exhibits are filed as part of this report:

(a) Financial statements for Aquacare Environment, Inc. for ten months ended October 31, 1996. On October 31, 1996, the registrant acquired all of the issued and outstanding stock of Aquacare Environment, Inc., in a stock for stock exchange, and Aquacare Environment, Inc. is now a wholly-owned subsidiary of the registrant.

(b) Pro Forma Condensed Consolidated Financial Statements of Controlled Environment Aquaculture Technology, Inc. (the
Registrant) as of and for the ten months ended October 31, 1996.


                      FINANCIAL STATEMENTS
                   AQUACARE ENVIRONMENT, INC.

                   AQUACARE ENVIRONMENT, INC.

                  Index to Financial Statements


Independent Auditor's Report                                 F-3
Balance Sheet                                                F-4
Statement of Revenue, Expenses and
   Retained Earnings                                         F-6
Statement of Cash Flows                                      F-8
Notes to Financial Statements                               F-11
Index to Pro Forma Condensed
   Consolidated Financial Statements                        F-16

                  INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Aquacare Environment, Inc.
Bellingham, Washington

I have audited the accompanying balance sheet of Aquacare
Environment, Inc. as of October 31, 1996 and the related statements of revenue, expenses and retained earnings, and cash flows for the ten months then ended. These financial statements are the responsibility of the management of Aquacare
Environment, Inc. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquacare Environment, Inc. as of October 31, 1996, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.

/s/
Vaughn S. Hagan, CPA, PS
119 N. Commercial, Suite 660
Bellingham, Washington  98225
December 18, 1996
                              AQUACARE ENVIRONMENT, INC.
                                     BALANCE SHEET

                                                  OCT-31-96

CURRENT ASSETS:
Cash                                         2,936
Accounts receivable                        105,316
Inventory, at cost                         115,040
Notes receivable (Note 3)                   30,000
Prepaid insurance                            1,100
Prepaid income taxes                         1,200
Interest receivable                            950

Total Current Assets                       256,542

EQUIPMENT, at cost (Note 2)
  Equipment                                120,511
  Less accumulated
        depreciation                      (74,620)

NOTES RECEIVABLE (Note 3)                  790,000

TOTAL ASSETS                             1,092,433



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                            52,570
Accrued and withheld taxes                  16,345
Accrued interest                             1,305
Loans from stockholder                       2,800
Billings in excess of costs on
  uncompleted contracts
  (Note 4)                                  10,000
Note payable-line of
   credit (Note 6)                          68,378
Loans payable                               17,850
Equipment note payable                       1,400
Long term debt due
   within one year                           3,500
Total Current Liabilities                  174,148

DEFERRED INCOME TAXES
   (Note 7)                                 66,750

LONG-TERM DEBT, net of amount due
   within one year (Note 8)                 15,968

STOCKHOLDERS' EQUITY
 Common stock, $1 par value
 200,000,000 shares authorized;
 1,800 issued and
 outstanding                                86,500
Paid in capital                             23,937
Retained earnings                          725,130

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY
                                         1,092,433

                   See the accompanying notes and auditor's report.
                              AQUACARE ENVIRONMENT, INC.
                            STATEMENT OF REVENUE, EXPENSES
                                 AND RETAINED EARNINGS


                                                      Ten Months    Ten Months
                          Year Ended    Year Ended   Ended         Ended
                           DEC-31-94     DEC-31-95      OCT-31-95     OCT-31-96
                                                               UNAUDITED
SALES
Waste water treatment
  systems                    603,116       502,714        546,919        23,274
Aquaculture systems          184,115       391,131        352,585       221,091
Other aquaculture revenue    113,260        66,463         53,130         7,790
Sales refunds               (19,086)      (20,719)       (20,719)      (32,191)
Total Revenue                881,405       939,589        931,915       220,144

COST OF SALES
Material                     501,242       632,313        589,043       124,502
Labor                         57,034        72,283         16,677             -
Travel                        95,365        36,050         27,757        10,504
Total Cost of Sales          653,641       740,646        633,477       135,006

GROSS PROFIT                 227,764       198,943        298,438        85,138

GENERAL AND ADMINISTRATIVE EXPENSES

Officer's salary              71,352        48,000         40,000        40,000
Other salaries and wages      46,231        52,000         68,333        43,635
Taxes and licenses            25,261        15,996         11,779         8,698
Telephone                     24,401        21,946         17,127        13,389
Advertising                    9,303        19,930         14,027         3,935
Bad debts                     15,000         1,928              -         7,553
Professional services          9,167         5,231          5,082         2,967
Office                         8,206         5,881          7,746         6,510
Insurance                      5,353         5,198          4,195         6,414
Rent                           5,025         5,400          4,500         4,284
Postage                        2,924         5,707          5,136         1,496
Market research                2,529           622            622           354
Dues and subscriptions         2,520         1,231            850           738
Miscellaneous                  2,919             -            272             -
Interest                       3,045         1,618          5,958         7,801
Depreciation                  10,317         9,350          9,000        10,715
Other Expenses                                             13,623

LOSS FROM
OPERATIONS                  (15,789)         (555)                     (73,351)

OTHER EXPENSE

Loss on investment          (20,000)             -                            -

INTEREST INCOME                    -           450                          500

OTHER INCOME
Gain on sale of
   business unit (NOTE 3)          -             -                      860,000

INCOME BEFORE PROVISION FOR
  INCOME TAXES                     -             -         90,188       787,149

PROVISION FOR INCOME
  TAXES (NOTE 7)                   -             -              -        66,750

NET LOSS                    (35,789)         (105)                            -

NET INCOME                         -             -         90,188       720,399

RETAINED EARNINGS
   beginning of year          40,625         4,836                        4,731
RETAINED EARNINGS
   end of year                 4,836         4,731                      725,130

                   See the accompanying notes and auditor's report.
                              AQUACARE ENVIRONMENT, INC.
                                STATEMENT OF CASH FLOWS


                                                      Ten Months    Ten Months
                          Year Ended    Year Ended   Ended         Ended
                           DEC-31-94     DEC-31-95      OCT-31-95     OCT-31-96
                                                                UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                    (35,789)         (105)                            -
Net income                         -             -                      720,399
Adjustments to reconcile net income to net
     cash used for operating activities:
  Depreciation                10,317         9,350                       10,715
  Loss on disposal of
     investment               20,000             -                            -
  Gain on sale of business unit    -             -                    (860,000)
  Deferred federal income taxes    -             -                       66,750
  Decrease in accounts
        receivable            10,501             -                       13,389
  Increase in accounts
        payable               19,418
  Increase in inventory     (76,463)      (17,418)                     (21,159)
  Increase in interest
        receivable                 -         (450)                        (500)
  Increase in prepaid
        insurance                  -             -                      (1,100)
  Increase in prepaid income
        taxes                      -       (1,200)                            -
  Decrease in deferred
        income taxes         (1,110)             -                            -
  Decrease in accounts payable     -             -                     (20,309)
  Increase in accrued taxes    9,469             -                       10,509
  Increase in accrued interest     -             -                        1,305
  Increase in billings
        in excess of costs on
        uncompleted contracts 11,066      (11,066)                       10,000

NET CASH USED FOR OPERATING ACTIVITIES
                            (32,591)      (47,756)                     (70,001)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment        (5,825)      (13,823)                      (4,212)
Repayment of advances to
  stockholders                51,500             -                            -
Increase in investments            -         (500)                            -
Increase in loans to
  stockholders                     -       (5,000)                            -
Collections on notes
  receivable                       -             -                       50,000
Decrease in investments            -             -                          500


NET CASH FROM
  INVESTING ACTIVITIES        45,675      (19,323)                       46,288

CASH FLOWS FROM FINANCING ACTIVITIES
Working capital loans
   from bank                  55,000        50,000                       68,378
Advances from stockholder      2,800             -                            -
Increase in other borrowings  12,600             -                       14,000
Principal payments
   on working capital loans (55,000)             -                            -
Principal payments on
   other borrowings                                                     (8,750)
Principal payments on
   equipment loans             (239)       (2,796)                      (2,199)
Principal payments
   on loans from bank              -             -                     (50,000)

NET CASH FROM FINANCING ACTIVITIES
                              15,161        47,224                       21,429

INCREASE IN CASH              28,245             -                            -
DECREASE IN CASH                   -      (19,875)                      (2,284)

BEGINNING CASH DEFICIT
                             (3,150)             -                            -

BEGINNING
  CASH BALANCE                     -        25,095                        5,220
ENDING
  CASH BALANCE                25,095         5,220                        2,936

SUPPLEMENTAL INFORMATION
  Cash paid during the year for:
  Interest                     3,045         1,618                     (NOTE 5)
  Income taxes                     -         1,110                     (NOTE 5)
  Income tax deposits              -         1,200                     (NOTE 5)

NONCASH FINANCING ACTIVITIES:
  Fully depreciated equipment with a cost basis of $7,232 was abandoned during the year
 1995.
                  See the accompanying notes and accountant's report.
AQUACARE ENVIRONMENT, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 1996

Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

The Company began operations in 1988 and develops and markets equipment and systems for modern, intensive land-based fish farming. The Company's revenue is from the sale of inventory and also from both fixed-price and time-and-material contracts which typically last less than a year. The Company grants credit to customers, substantially all of whom are located in the United
States, Canada and Mexico.

The Company uses the direct write-off method to account for bad debts.

The Company has elected to report income using the completed contract method whereby contract revenue and contract costs are reported in the year the contract is completed. This method is used because the typical contract is completed in six months or less and financial position and results of operations do not vary significantly from those which would result from use of the percentage of completion method. A contract is considered complete when all costs except insignificant items have been incurred and the work has been accepted by the customer.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts.
Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Depreciation is computed on the straight-line method for financial statement purposes. Estimates of useful lives are as follows:


Vehicles                            5 years
Office furniture and equipment      5 to 7 years

NOTE 3 - NOTES RECEIVABLE

Notes receivable, current and long-term, consist of the following:

1. Two separate laons of $5,000 each to Thomas Belton, a 2% shareholder of the Company. Both notes bear interest at the rate of 5% per annum and are due October 26, 1996 and June 12, 1997, respectively. They are secured by stock in Aquacare
Environment, Inc. The first note is on a month to month extension as of October 26, 1996.

2. A note from Prince Wallace, James Van Alstine and John Malinka on behalf of AquaCare International, Inc. (an unrelated company), with a face value of $950,000. This note resulted from the sale of the Company's SBEACR waste water business unit May
1, 1996, for $1,000,000.  The terms of the note are as follows:

       Payments are payable from 50% of the gross profits received from all Aquacare SBEACR system sales, royalties, license fees and all other revenue so generated directly related to SBEACR until the balance is paid in full.

       The balance is due and payable in full May 1, 2000 provided there has been gross profits totaling $2,000,000. In the event gross profits total less than $2,000,000 as of May 1, 2000, the due date of this note shall be extended by one year increments until the balance of the note has been paid in full, but no later than May 1, 2005.

In the event of default in payments to Aquacare Environment, Inc., ownership of the SBEACR business unit will revert back to Aquacare Environment, Inc. In the event of a change in ownership of the purchaser company, the note will become immediately payable.

In management's opinion, they anticipate full receipt of this note within three to five years based on the buyers' financial commitment and international marketing program.

The note is no-interest bearing and, therefore, has been discounted from $950,000 to $810,000 for financial statement reporting purposes. As a result, the gain on sale of the business unit, as reported in the statement of revenue, has been discounted from $1,000,000 to $860,000.

NOTE 4 - COSTS AND ESTIMATED EARNINGS ON
UMCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts  $  5,000
       Less: billings to date                           (15,000)
                                                        (10,000)

Included in the accompanying balance sheet under "Billings in excess of costs and estimated earnings on uncompleted contracts."

NOTE 5 - CASH FLOWS

For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Supplemental information to the statement of cash flows:

Cash paid during the year for Interest - $6,496

Noncash investing activities:

Long-term debt in the amount of $20,811 was incurred during the year when the Company; purchased new equipment.

NOTE 6 - NOTE PAYABLE-LINE OF CREDIT

The Company has a line of credit with Key Bank of Washington.
It borrowed $68,378 for working capital at an interest rate of prime rate plus 2.5%, payable monthly. The note was due
October 31, 1996, and is on a month to month extension. The line of credit is renewable based on an annual review and is secured by accounts receivable, fixed assets and inventory.

NOTE 7 - INCOME TAXES

For income tax purposes, depreciation is calculated using accelerated methods. Deferred income taxes result from timing differences between the recognition of certain income and expense items for income tax reporting purspoes and financial reporting purposes. For income tax purposes, the gain on the sale of the business unit is deferred and recognized as income when the related installment note receivable is paid.

The components of income tax expense are as follows:

Deferred federal tax expense attributable
  to sale of business unit                        $81,750

Deferred federal tax benefit from
  continuing operations                           (15,000)

Net deferred tax expense                          $66,750


NOTE 8 - LONG-TERM DEBT

Long-term debt at December 31, 1996 consists of the following:

Note payable - Key Bank
Payable $446 monthly
  including interest at 10.25%
  per annum; secured by
  vehicle:                          $19,468
  less amount due within one year   (3,500)
                                    $15,968

Maturities of long-term debt are as follows:
Year ending
December 31                          Amount

1997                                  3,500
1998                                  3,900
1999                                  4,500
2000                                  5,400
2001                                  2,168

TOTAL                                19,468

NOTE 9 - LEASE AGREEMENT

The Company conducts its business from facilities that are leased form the Bellingham Herald. On July 5, 1996 the Company signed a month to month lease with monthly payments of $499. Rent expense for ten months ended October 31, 1996 was $4,284.

NOTE 10 - RELATED PARTY TRANSACTION

In July, 1996, the Company transferred its Advanced Recycling
Technology systems to Ecologic Technology, a company consisting of four individuals who own 85% of the stock in Aquacare
Environment, Inc.  Financial terms are pending.

NOTE 11 - PLAN OF REORGANIZATION

On October 11, 1996, the Company entered into a plan of reorganization with Controlled Environment Aquaculture
Technology, Inc. (CEA TECH), an unrelated company, under a tax free exchange of stock in accordance with the provisions of 368(a)(1)(B) of the Internal Revenue Code.

Under the terms of the agreement, the stockholders of Aquacare
Environment, Inc., exchanged 100% of their shares for shares of common stock in CEA TECH. The closing of this agreement occurred on October 31, 1996.

       Controlled Environment Aquaculture Technology, Inc.

Index to Pro Forma Condensed Consolidated Financial Statement



Pro Forma Condensed
       Consolidated Financial Statements                    F-18
Notes to Pro Forma Condensed
       Consolidated Financial Statements                    F-21


                CONTROLLED ENVIRONMENT AQUACULTURE
                         TECHNOLOGY, INC

      Pro Forma Condensed Consolidated Financial Statements
       As of and for the Ten Months Ended October 31, 1996

                           (UNAUDITED)

The following pro forma condensed consolidated balance sheet (unaudited) as of October 31, 1996 and the pro forma condensed consolidated statement of operations (unaudited) for the ten months ended October 31, 1996, give effect to the acquisition of all the outstanding stock of Aquacare Environment, Inc., by Controlled Environment Aquaculture Technology, Inc., which acquisition was completed on October 31, 1996, and accounted for as a pooling of interest. The pro forma consolidated balance sheet presents the financial position of Controlled Environment Aquaculture Technology, Inc., as if it had acquired Aquacare Environment, Inc., as of October 31, 1996. The pro forma condensed consolidated statement of operations presents the results of operations of Controlled Environment Aquaculture Technology,
Inc., as if it had acquired Aquacare Environment, Inc., as of January 1, 1996.

The pro forma condensed consolidated balance sheet (unaudited) as of October 31, 1996, and the pro forma condensed consolidated statement of operations (unaudited) for the ten months ended
October 31, 1996, may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma consolidated financial statements (unaudited) should be read in conjunction with the Controlled Environment Aquaculture Technology, Inc. financial statements contained in the report on Form 10-QSB for the quarter ended October 31, 1996, and the audited financial statements of Aquacare Environment, Inc., contained elsewhere herein.

               CONTROLLED ENVIRONMENT AQUACULTURE
                        TECHNOLOGY, INC.

         Pro Forma Condensed Consolidated Balance Sheet
       As of and for the Ten Months Ended October 31, 1996

                           (UNAUDITED)

                             ASSETS

CURRENT ASSETS
       Cash                                  2,936
       Accounts Receivable                 105,316
       Notes Receivable                    115,040
       Prepaid Expenses                     30,000
       Other Current Assets                    950
       Total Current Assets                256,542

EQUIPMENT, at cost                         120,511
       less accumulated depreciation      (74,620)

NOTES RECEIVABLE                           790,000

OTHER ASSETS                                   346

TOTAL ASSETS                             001,092,779

               LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
       Accounts Payable                     52,570
       Accrued Taxes                        16,345
       Accrued Interest                      1,305
       Loan from Stockholder                 2,800
       Current portion long-term debt        4,900
       Note payable - Bank                  58,378
       Note payable - Other                 17,850
       Other current liabilities            10,000
       Total Current Liabilities           174,148

DEFERRED INCOME TAXES                       66,750

LONG-TERM DEBT                              15,968

STOCKHOLDERS EQUITY
       Common Stock                         95,025
       Paid in Capital                      23,937
       Retained Earnings                   716,951
Total Stockholders Equity                  835,913

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                      1,092,779

               CONTROLLED ENVIRONMENT AQUACULTURE
                        TECHNOLOGY, INC.

    Pro Forma Condensed Consolidated Statement of Operations
As of and for the Ten Months Ended October 31, 1996

                           (UNAUDITED)

                                           Ten Months
                                           Ended
                                           October 31, 1996

REVENUES
       Operating Revenue                 1,080,644
       Cost of Sales                       135,006

GROSS PROFIT                               945,638

OPERATING COSTS
       General and Administrative          147,774
       Depreciation                         10,715

NET INCOME BEFORE TAX                      787,149

PROVISION FOR INCOME TAX                    66,750

NET INCOME                                 720,399

PRO FORMA NET INCOME
PER SHARE                                       $0.29

PRO FORMA COMMON SHARES
OUTSTANDING                              2,457,000
               CONTROLLED ENVIRONMENT AQUACULTURE
                        TECHNOLOGY, INC.

           Notes to Pro Forma Condensed Consolidated
Financial Statements
As of and for the Ten Months Ended October 31, 1996

                           (UNAUDITED)

1.     GENERAL

The pro forma condensed consolidated balance sheet (unaudited) as of October 31, 1996 and the pro forma condensed consolidated statement of operations (unaudited) for the ten months ended
October 31, 1996, reflect the following reorganization (the
"Reorganization"):

-      On October 31, 1996, Controlled Environment Aquaculture
       Technology, Inc., acquired all of the issued and outstanding stock of Aquacare Environment, Inc., in a stock exchange under Section 368(a)(1)(B) of the Internal
       Revenue Code.

These pro forma consolidated financial statements (unaudited) represent the consolidated financial position and operations of Controlled Environment Aquaculture Technology, Inc., and
Aquacare Environment, Inc., as if the Reorganization had occurred
January 1, 199___.

These pro forma consolidated financial statements (unaudited) do not purport to be indicative of the results that actually would have been obtained if the operations were combined for the ten months ended October 31, 1996, and this presentation is not intended to be a projection of future results or trends.
SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.

/s/ J. A. Garcia, President             2/12/97
________________________________________________
(Signature)                                (Date)

